UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	30-0983531
(State of incorporation or organization)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 150

Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-255544

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Registration Statement on Form 8-A is being filed by Biotricity Inc. (the “Registrant”), a Nevada corporation, with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the listing of the shares of the Registrant’s common stock, $0.001 par value per share on The Nasdaq Stock Market LLC.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of Biotricty Inc. (the “Registrant”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-3 (Registration No. 333- 255544 (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), is incorporated by reference herein. In addition, any description of such securities contained in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOTRICTY INC.

Date: August 25, 2021	By:	/s/ Waqaas Al-Siddiq
	Name:	Waqaas Al-Siddiq
	Title:	Chief Executive Officer

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